Execution Version

Exhibit 99.39

UNDERWRITING AGREEMENT

December 8, 2017

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia V4K 3N3

Attention:	Michael A. DeGiglio, President and Chief Executive Officer
Stephen C. Ruffini, Executive Vice President and Chief Financial Officer

Dear Sirs:

Beacon Securities Limited (“Beacon”), as lead underwriter, and Echelon Wealth Partners Inc., as underwriters (collectively, the “Underwriters”) hereby severally, and not jointly and severally, offer and agree to purchase, on a “bought deal” basis, in the Qualifying Jurisdictions (as defined herein) to purchase from Village Farms International, Inc. (the “Company”), and the Company hereby agrees to issue and sell to the Underwriters, an aggregate of 2,500,000 common shares (the “Offered Shares”) in the capital of the Company at the purchase price of $5.40 per Offered Share (the “Issue Price”), for aggregate gross proceeds of $13,500,000, upon and subject to the terms and conditions contained herein (the “Offering”). After a reasonable effort has been made to sell all of the Offered Shares at the Issue Price, the Underwriters may subsequently reduce the selling price to investors from time to time, provided that any such reduction in the Issue Price shall not affect the aggregate gross proceeds less Underwriters’ Fees (as defined herein) payable to the Company.

In consideration of the Underwriters’ services to be rendered in connection with the Offering, the Company agrees to pay to the Underwriters at the Closing Time (as defined herein) on the Closing Date an aggregate cash fee of $810,000, being a fee equal to 6.0% of the aggregate gross proceeds of the Offering (the “Underwriters’ Fees”).

The Company agrees that each of the Underwriters will be permitted to appoint, at the sole cost and expense of the Underwriter so appointing, other registered dealers (or other dealers duly qualified in their respective jurisdictions) as their agents to assist in the Offering, and that the Underwriters may determine the remuneration payable by the Underwriters to such other dealers appointed by them.

The Offering is conditional upon and subject to the additional terms and conditions set forth below. The following are additional terms and conditions of the Agreement between the Company and the Underwriters:

1.	Interpretation

Definitions – In addition to the terms previously defined and terms defined elsewhere in this Agreement (as defined herein) (including the Schedules hereto), where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“ACMPR” means the Access to Cannabis for Medical Purposes Regulations (Canada) issued pursuant to the Controlled Drugs and Substances Act;

“Agreement” means this underwriting agreement dated December 8, 2017 between the Company and the Underwriters, as the same may be supplemented, amended and/or restated from time to time;

“Ancillary Documents” means all agreements, indentures, certificates (including the certificates, if any, representing the Offered Shares), officer’s certificates, notices and other documents executed and delivered, or to be executed and delivered, by the Company in connection with the Offering, whether pursuant to Applicable Securities Laws or otherwise;

“Applicable Laws” means all laws and all other statutes, regulations, rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or license, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority, including Applicable Securities Laws and Applicable Regulatory Laws;

“Applicable Regulatory Laws” means collectively, (i) the federal , provincial, state, municipal and local laws which govern agriculture in Canada and the U.S., including, without limitation, the Canada Agriculture Products Act, Agriculture Products Marketing Act, Farm Products Marketing Act, and associated order and regulations, the U.S. Food Quality Protection of Act of 1996, the Perishable Agricultural Commodities Act, and (ii) the laws that govern the cultivation, processing, and sale of cannabis, namely the Controlled Drugs and Substances Act, the Food and Drugs Act and their associated regulations including the ACMPR and Food and Drug Regulations and the Narcotic Control Regulations;

“Applicable Securities Laws” means, collectively, the applicable securities laws of each of the Qualifying Jurisdictions and their respective regulations, rulings, rules, blanket orders, instruments, fee schedules and prescribed forms thereunder, the applicable policy statements issued by the Securities Commissions and the rules and policies of the TSX;

“BCSC” means the British Columbia Securities Commission;

“Beneficiaries” has the meanings ascribed thereto in Section 33(c) of this Agreement;

“Bid Letter” means the letter agreement dated December 3, 2017, and reconfirmed on December 4, 2017, between the Company and Beacon;

“Business Day” means a day, other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Toronto, Ontario;

“CDS” means CDS Clearing and Depository Services Inc.;

“Claims” and “Claim” have the meanings ascribed thereto in Section 33(a) of this Agreement;

“Closing” means the closing of the Offering;

“Closing Date” means December 21, 2017 or such other date (not to exceed 42 days from the date of the Final Receipt) as may be agreed to in writing by the Company and the Underwriters, each acting reasonably;

“Closing Time” means 8:30 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as may be agreed to by the Company and Beacon on behalf of the Underwriters;

“Common Shares” means the common shares in the capital of the Company;

“Continuing Underwriters” has the meaning ascribed thereto in Section 38 of this Agreement;

“Credit Facilities” means, collectively, (i) the term facility among the Company and certain affiliates, as guarantors, and Farm Credit Canada entered into on March 28, 2013, as amended from time to time, (ii) the operating credit facility among the Company and a Canadian chartered bank dated August 29, 2013, as amended from time to time, with a maturity date of October 12, 2021, and (iii) the loan agreement between VF Clean Energy, Inc. and a Canadian chartered bank dated July 31, 2014;

“Defaulted Shares” has the meaning ascribed thereto in Section 38 of this Agreement;

“Disclosure Record” means the Company’s prospectuses, annual reports, annual and interim financial statements, annual information forms, business acquisition reports, management discussion and analysis of financial condition and results of operations, information circulars, material change reports, press releases and all other information or documents required to be filed or furnished by the Company under Applicable Securities Laws which have been publicly filed or otherwise publicly disseminated by the Company;

“distribution” means distribution or distribution to the public, as the case may be, for the purposes of Applicable Securities Laws;

“Documents Incorporated by Reference” means the documents specified in the Preliminary Prospectus or Prospectus, as the case may be, as being incorporated therein by reference or which are deemed to be incorporated therein by reference pursuant to Applicable Securities Laws;

“Eligible Issuer” means an issuer which meets the criteria and has complied with the requirements of NI 44-101 so as to be qualified to offer securities by way of a short form prospectus under Applicable Securities Laws;

“Environmental Laws” has the meaning ascribed thereto in Section 28(ll) of this Agreement;

“FDA” has the meaning ascribed thereto in Section 28(bbb) of this Agreement;

“Final Receipt” means the Passport Receipt for the Prospectus;

“Financial Statements” means, collectively, (i) the audited consolidated financial statements of the Company incorporated by reference in the Offering Documents as at and for the financial year of the Company ended December 31, 2016 (which financial statements include comparative financial information for the financial year of the Company ended December 31, 2015), together with the report of PricewaterhouseCoopers LLP on those financial statements, and including the notes with respect to those financial statements, and (ii) the unaudited condensed consolidated interim financial statements of the Company incorporated by reference in the Offering Documents as at and for the three and nine months ended September 30, 2017 (which financial statements include comparative financial information for the three and nine months ended September 30, 2016), and including the notes with respect to those financial statements;

“Governmental Authority” means and includes, without limitation, any national, federal, provincial, state or municipal government or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“Governmental Licences” has the meaning ascribed thereto in Section 28(uu) of this Agreement;

“Hazardous Materials” means any contaminant, pollutant, waste, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance including breakdown products or related substances that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, waste, subject waste, deleterious substance, industrial waste, toxic matter, hazardous waste or dangerous goods as defined under any provision of Environmental Laws;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, which were adopted by the Canadian Accounting Standards Board as Canadian generally accepted accounting principles applicable to publicly accountable enterprises;

“Indemnified Parties” and “Indemnified Party” have the meanings ascribed thereto in Section 33(a) of this Agreement;

“Intellectual Property” means all domestic and foreign (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications, patent disclosures and industrial designs, together with all re-issuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof, (b) trademarks, service marks, trade dress, trading styles, logos, trade names and business names, domain names, social media handles, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) copyrightable works, copyrights and applications, registrations and renewals in connection therewith, (d) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, algorithms, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) computer systems, software, data and related documentation, (f) right, title and interest as licensee or authorized user of any of the aforementioned intellectual property, and (g) copies and tangible embodiments thereof in whatever form or medium whether now known or hereafter developed;

“Key Properties” means the property located at 4431 80th Street, Delta, British Columbia;

“Licensed Producer Application” has the meaning ascribed thereto in Section 28(vv) of this Agreement;

“Losses” has the meaning ascribed thereto in Section 33(a) of this Agreement;

“marketing materials” and “template version” shall have their respective meanings ascribed thereto in NI 41-101;

“Material Adverse Effect” means any event, fact, circumstance, development, occurrence or state of affairs that is materially adverse to the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;

“material change” has the meaning ascribed thereto under Applicable Securities Laws;

“material fact” has the meaning ascribed thereto under Applicable Securities Laws;

“Material Subsidiaries” means (i) Village Farms Canada GP Inc., (ii) Village Farms Canada Limited Partnership, (iii) VF Operations Canada Inc., (iv) VF U.S. Holdings Inc., (v) Agro Power Development Inc., (vi) Village Farms Delaware, L.L.C., (vii) Village Farms, L.P., (viii) VF Clean Energy, Inc., and (ix) Pure Sunfarms, and “Material Subsidiary” means any one of them, as the context requires or permits;

“misrepresentation” has the meaning ascribed thereto under Applicable Securities Laws;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions of the Canadian Securities Administrators;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators;

“Offering Documents” means, collectively, the Preliminary Prospectus, the Prospectus and any Supplementary Material;

“Option” means the option of Pure Sunfarms to purchase the common shares and any other shares of Emerald Health Farms Inc. from Emerald Health Botanicals Inc. pursuant to the option agreement among such parties dated October 31, 2017;

“Passport Receipt” means a receipt issued by the BCSC as principal regulator pursuant to the Passport System and which evidences the receipt or the deemed receipt of the Securities Commissions of the Qualifying Jurisdictions for the Preliminary Prospectus or the Prospectus, as the case may be;

“Passport System” means the passport system procedures provided for under National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions of the Canadian Securities Administrators;

“person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

“Preliminary Prospectus” means the preliminary short form prospectus of the Company dated the date hereof, including all of the Documents Incorporated by Reference therein, relating to the qualification in all of the Qualifying Jurisdictions of the distribution of the Offered Shares under Applicable Securities Laws;

“Preliminary Receipt” means the Passport Receipt for the Preliminary Prospectus;

“Properties” means the Key Properties and the other real property owned or held for use by the Company or any of its Subsidiaries;

“Prospectus” means the (final) short form prospectus of the Company, including all of the Documents Incorporated by Reference therein, to be prepared in connection with the qualification in all of the Qualifying Jurisdictions of the distribution of the Offered Shares under Applicable Securities Laws;

“Pure Sunfarms” means Pure Sunfarms Corp.;

“Qualification” has the meaning ascribed thereto in Section 28(aa) of this Agreement;

“Qualifying Jurisdictions” means all of the Provinces of Canada (other than the Province of Quebec);

“Securities Commission” means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions and “Securities Commissions” means all of them;

“Securityholders Agreement” means the amended and restated securityholders’ agreement dated December 31, 2009, among the Company, VF Opco and the VF Owners;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Selling Firm” has the meaning ascribed thereto in Section 24(a) of this Agreement;

“Standard Listing Conditions” has the meaning ascribed thereto in Section 25(a)(iv) of this Agreement;

“Subsequent Disclosure Documents” means any annual and/or interim financial statements, management’s discussion and analysis of financial condition and results of operations, information circulars, annual information forms, material change reports or other documents issued by the Company after the date of this Agreement that are required to be incorporated by reference into the Preliminary Prospectus and/or the Prospectus;

“Subsidiary” means those entities that would be considered a subsidiary of the Company pursuant to Applicable Securities Laws of the Province of Ontario and includes the Material Subsidiaries, and “Subsidiaries” means all of them;

“Supplementary Material” means, collectively, any amendment to or amendment and restatement of the Preliminary Prospectus and/or the Prospectus, and any further amendment, amendment and restatement or supplemental prospectus thereto or ancillary materials that may be filed by or on behalf of the Company under Applicable Securities Laws relating to the distribution of the Offered Shares thereunder;

“Tax Act” means the Income Tax Act (Canada), together with all regulations promulgated thereunder, and including all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof;

“Taxes” means all income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, excise taxes, property taxes, custom and land transfer taxes, duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto, including any penalty, interest or fine payable with respect thereto;

“Term Sheet” means the term sheet dated December 4, 2017, relating to the Offering;

“TSX” means the Toronto Stock Exchange;

“VF Opco” means VF Operations Canada Inc., a corporation incorporated under the laws of Canada; and

“VF Owners” means Michael DeGiglio, Albert Vanzeyst, Kenneth Hollander, Vanzeyst Holdings Company, Hollander Holdings Company, DeGiglio Holdings Company and certain permitted transferees.

Other

(a)	Capitalized terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus or, upon filing of the Prospectus, the Prospectus.

(b)	Any reference in this Agreement to a Section shall refer to a section of this Agreement.

(c)

All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and/or pronoun.

(d)	Any reference in this Agreement to “$” or to “dollars” shall refer to the lawful currency of Canada, unless otherwise specified.

(e)

Where any representation or warranty contained in this Agreement or any Ancillary Document is expressly qualified by reference to the “knowledge” of the Company, or where any other reference is made herein or in any Ancillary Document to the “knowledge” of the Company, it shall be deemed to refer to the actual knowledge of (i) Michael DeGiglio, President and Chief Executive Officer, and (ii) Stephen Ruffini, Executive Vice President and Chief Financial Officer, after having made due enquiry of appropriate and relevant persons and documentation (which for greater certainty shall exclude any due diligence reports or materials prepared by the Underwriters or their counsel).

2.	Nature of Transaction

Each purchaser participating in the Offering who is resident in a Qualifying Jurisdiction shall purchase the Offered Shares pursuant to the Prospectus. Each other purchaser participating in the Offering not resident in a Qualifying Jurisdiction, or located outside of a Qualifying Jurisdiction, shall purchase Offered Shares, which have been qualified by the Prospectus in Canada, only on a private placement basis under the applicable securities laws of the jurisdiction in which the purchaser is resident or located, in accordance with such procedures as the Company and the Underwriters may mutually agree, acting reasonably, in order to fully comply with Applicable Laws and the terms of this Agreement. The Company hereby agrees to comply with all Applicable Securities Laws on a timely basis in connection with the distribution of the Offered Shares and the Company shall execute and file with the Securities Commissions all forms, notices and certificates relating to the Offering required to be filed pursuant to Applicable Securities Laws in the Qualifying

Jurisdictions within the time required, and in the form prescribed, by Applicable Securities Laws. The Underwriters agree to use commercially reasonable efforts to assist the Company to secure compliance with all regulatory requirements in connection with the Offering, and to offer the Offered Shares for sale only in the Qualifying Jurisdictions and, subject to the consent of the Company, in such jurisdictions outside of the Qualifying Jurisdictions where permitted by and in accordance with Applicable Securities Laws and the applicable securities laws of such other jurisdictions, and provided that in the case of jurisdictions other than the Qualifying Jurisdictions, the Company shall not be required to become registered or file a prospectus or registration statement or similar document in such jurisdictions. The Company also agrees to file within the periods stipulated under Applicable Laws outside of Canada and at the Company’s expense all private placement forms required to be filed by the Company in connection with the Offering and pay all filing fees required to be paid in connection therewith so that the distribution of the Offered Shares outside of Canada may lawfully occur without the necessity of filing a prospectus or any similar document under the Applicable Laws outside of Canada.

3.	Filing of Prospectus

(a)	The Company shall:

(i)

not later than 10:00 p.m. (Eastern time) on the date that is four Business Days following December 4, 2017 have prepared and filed the Preliminary Prospectus and other required documents with the Securities Commissions under Applicable Securities Laws, elected to use the Passport System and designated the BCSC as the principal regulator thereunder, and as soon as possible thereafter shall have obtained a Preliminary Receipt from the BCSC under the Passport System which shall evidence that a receipt has been issued or is deemed to have been issued for the Preliminary Prospectus by each of the Securities Commissions; and

(ii)

forthwith after any comments with respect to the Preliminary Prospectus have been received from the Securities Commissions but, in any event, not later than 12:00 p.m. (Eastern time) on December 15, 2017 (or such later date as may be agreed to in writing by the Company and Beacon on behalf of the Underwriters), have prepared and filed the Prospectus and other required documents with the Securities Commissions under Applicable Securities Laws, elected to use the Passport System and designated the BCSC as the principal regulator thereunder, and shall have obtained a Final Receipt from the BCSC under the Passport System which shall also evidence that a receipt has been issued or is deemed to have been issued for the Prospectus by each of the Securities Commissions and otherwise fulfilled all legal requirements to qualify the Offered Shares for distribution to the public in the Qualifying Jurisdictions through the Underwriters or any other registered dealer in the applicable Qualifying Jurisdictions.

(b)

During the period of distribution of the Offered Shares, the Company will promptly take, or cause to be taken, any additional steps and proceedings that may from time to time be required under Applicable Securities Laws, or reasonably requested by Beacon on behalf of the Underwriters, to continue to qualify the distribution of the Offered Shares.

(c)

Prior to the filing of the Preliminary Prospectus and the Prospectus and thereafter, during the period of distribution of the Offered Shares, including prior to the filing of any Supplementary Material, the Company shall have allowed the Underwriters to review and comment on such documents and shall have allowed the Underwriters to conduct all due diligence investigations (including through the conduct of oral due diligence sessions at which management of the Company, the chair of the Company’s audit committee, its current auditors, legal counsel and other applicable experts) which they may reasonably require in order to fulfill their obligations as underwriters in order to enable them to execute the certificate required to be executed by them at the end of the Offering Documents.

4.	Distribution and Certain Obligations of Underwriters

(a)

The Underwriters shall, and shall require any investment dealer (other than the Underwriters) with which the Underwriters have a contractual relationship in respect of the distribution of the Offered Shares (each, a “Selling Firm”) to agree to, comply with Applicable Securities Laws in connection with the distribution thereof and shall offer the Offered Shares for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Prospectus and this Agreement. The Underwriters shall, and shall require any Selling Firm to agree to, offer for sale to the public and sell the Offered Shares only in those jurisdictions where they may be lawfully offered for sale or sold and shall seek the prior consent of the Company, such consent not to be unreasonably withheld, regarding the jurisdictions other than the Qualifying Jurisdictions where the Offered Shares are to be offered and sold. The Underwriters shall: (i) use all commercially reasonable efforts to complete and cause each Selling Firm to complete the distribution of the Offered Shares as soon as reasonably practicable but in any event no later than 42 days after the date of the Final Receipt; and (ii) as soon as practicable after the completion of the distribution of the Offered Shares, and in any event within 30 days after the Closing Date, notify the Company thereof and provide the Company with a breakdown of the number of Offered Shares distributed in the Qualifying Jurisdictions.

(b)

For the purposes of this Section 24, the Underwriters shall be entitled to assume that the Offered Shares are qualified for distribution in any Qualifying Jurisdiction where a Passport Receipt or similar document for the Prospectus shall have been obtained from or deemed issued by the applicable Securities Commission (including a Final Receipt for the Prospectus issued under the Passport System) following the filing of the Prospectus unless otherwise notified in writing.

(c)

During the distribution of the Offered Shares, other than the Offering Documents, the press release announcing the Offering and the Term Sheet (which the Company and the Underwriters agree is a “template version” within the meaning of NI 44-101 of such marketing materials), the Underwriters shall not provide any potential investor with any materials or written communication in relation to the distribution of the Offered Shares. The Company, and the Underwriters (on a several basis), each covenant and agree (i) not to provide any potential investor of Offered Shares with any marketing materials unless a template version of such marketing materials has been filed by the Company with the Securities Commissions on or before the day such marketing materials are first provided to any potential investor of Offered Shares, (ii) not to provide any potential investor in the Qualifying Jurisdictions with any materials or information in relation to the distribution of the Offered Shares or the Company other than (a) such marketing materials that have been approved and filed in accordance with NI 44-101, (b) the Preliminary Prospectus, the Prospectus and any Supplementary Material, and (c) any “standard term sheets” (within the meaning of Applicable Securities Laws) approved in writing by the Company and Beacon on behalf of the Underwriters, and (iii) that any marketing materials approved and filed in accordance with NI 44-101 and any standard term sheets approved in writing by the Company and Beacon on behalf of the Underwriters, shall only be provided to potential investors in the Qualifying Jurisdictions.

(d)

Notwithstanding the foregoing provisions of this Section 24, an Underwriter will not be liable to the Company under this Section 24 with respect to a default under this Section 24 by another Underwriter. However, each Underwriter shall be liable to the Company under this Section 24 with respect to any breach by it of this Section 24.

5.	Deliveries on Filing and Related Matters

(a)	The Company shall deliver to each of the Underwriters:

(i)

concurrently with the filing of each of the Preliminary Prospectus and the Prospectus, as the case may be, a copy of each of the Preliminary Prospectus and Prospectus, as the case may be, signed by the Company as required by Applicable Securities Laws;

(ii)	concurrently with the filing thereof, a copy of any Supplementary Material required to be filed by the Company in compliance with Applicable Securities Laws;

(iii)

concurrently with the filing of the Prospectus with the Securities Commissions, a “long form” comfort letter dated the date of the Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Company from the current auditor of the Company with respect to the Financial Statements, and other financial and accounting information relating to the Company contained or incorporated by reference in the Prospectus, which letter shall be based on a review by such auditors within a cut-off date of not more than two Business Days prior to the date of the letter, which letter shall be in addition to any auditors’ consent letters addressed to the Securities Commissions in the Qualifying Jurisdictions;

(iv)

prior to the filing of the Prospectus with the Securities Commissions, copies of correspondence demonstrating that the listing and posting for trading on the TSX of the Offered Shares has been approved subject only to the satisfaction by the Company of such customary and standard post-closing conditions imposed by the TSX in similar circumstances and set forth in a letter of the TSX addressed to the Company (the “Standard Listing Conditions”); and

(v)

copies of all other documents resulting or related to the Company taking all other steps and proceedings that may be necessary in order to qualify the Offered Shares for distribution in each of the Qualifying Jurisdictions by the Underwriters and other persons who are registered in a category permitting them to distribute the Offered Shares under Applicable Securities Laws.

(b)	Supplementary Material

If applicable, the Company shall also prepare and deliver promptly to the Underwriters signed copies of all Supplementary Material. Concurrently with the delivery of any Supplementary Material or the incorporation or deemed incorporation by reference in the Prospectus of any Subsequent Disclosure Document, the Company shall deliver to the Underwriters, with respect to such Supplementary Material or Subsequent Disclosure Document, a comfort letter from the Company’s current auditor substantially similar to the letters referred to in Section 2525(a)(iii).

(c)	Representations as to Prospectus and Supplementary Material

Each delivery to any Underwriter of any Offering Document by the Company shall constitute the representation and warranty of the Company to the Underwriters that:

(i)

all information and statements (except information and statements relating solely to and provided in writing by the Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Supplementary Material) contained and incorporated by reference in such Offering Documents, are, at the respective dates, and, if applicable, the respective dates of filing, of such Offering Documents, true and correct in all material respects and contain no misrepresentation and, on the respective dates of such Offering Documents, constitute full, true and plain disclosure of all material facts relating to the Company and the Offered Shares as required by Applicable Securities Laws;

(ii)

no material fact or information (except information and facts or information relating solely to and provided in writing by the Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Supplementary Material) has been omitted from any Offering Document which is required to be stated therein or is necessary to make the statements therein not misleading in the light of the circumstances in which they were made; and

(iii)	each of such Offering Document complies with the requirements of Applicable Securities Laws.

Such deliveries shall also constitute the Company’s consent to the Underwriters’ and any Selling Firm’s use of the Offering Document in connection with the distribution of the Offered Shares in compliance with this Agreement.

(d)	Delivery of Prospectus and Related Matters

The Company will cause to be delivered to the Underwriters, at those delivery points as the Underwriters reasonably request, as soon as possible and in any event no later than 12:00 noon (Eastern time) on the next Business Day (or by 12:00 noon (Eastern time) on the second Business Day for deliveries outside of Toronto), in each case following the day on which the Company has obtained (i) the Preliminary Receipt for the Preliminary Prospectus, and (ii) the Final Receipt for the Prospectus, and thereafter from time to time during the distribution of the Offered Shares, as many commercial copies of the Preliminary Prospectus and the Prospectus, as applicable, as the Underwriters may reasonably request. Each delivery of any of the Offering Documents will have constituted or will constitute, as the case may be, consent of the Company to the use by the Underwriters and any Selling Firms of those documents in connection with the distribution and sale of the Offered Shares in all of the Qualifying Jurisdictions.

(e)	Press Releases

Neither the Company, nor the Underwriters, shall make any public announcement in connection with the Offering, except if the other party has consented to such announcement or the announcement is required by applicable laws or stock exchange rules. For greater certainty, during the period commencing on the date hereof and until completion of the distribution of the Offered Shares, the Company will promptly provide to the Underwriters drafts of any press releases of the Company for review and comment by the Underwriters and the Underwriters’ counsel prior to issuance, provided that any such review will be completed in a timely manner, and the Company will incorporate in such press releases all reasonable comments of the Underwriters.

6.	Material Change

(a)

During the period commencing on the date hereof and ending on the day the Underwriters notify the Company of the completion of the distribution of the Offered Shares in accordance with Section 24(a) hereof, the Company shall promptly inform the Underwriters (and promptly confirm such notification in writing) of the full particulars of:

(i)

any material change whether actual, anticipated, contemplated, threatened or proposed in the Company or any Subsidiary or in any of their respective businesses, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, assets, properties, condition (financial or otherwise) or results of operations or in the Offering;

(ii)

any material fact which has arisen or has been discovered or any new material fact that would have been required to have been stated in the Offering Documents had that fact arisen or been discovered on or prior to the date of any of the Offering Documents; or

(iii)

any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained or incorporated by reference in the Offering Documents or whether any event or state of facts has occurred after the date hereof, which, in any case, is, or may be, of such a nature as to render any of the Offering Documents untrue or misleading in any material respect or to result in any misrepresentation in any of the Offering Documents, including as a result of any of the Offering Documents containing or incorporating by reference therein an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not false or not misleading in the light of the circumstances in which it was made, or which could result in any of the Offering Documents not complying with Applicable Securities Laws.

(b)

Subject to Section 26(d), the Company will prepare and file promptly (and, in any event, within the time prescribed by Applicable Securities Laws) any Supplementary Material which may be necessary under Applicable Securities Laws, and the Company will prepare and file promptly at the request of the Underwriters any Supplementary Material which, in the opinion of the Underwriters, acting reasonably, may be necessary or advisable, and will otherwise comply with all legal requirements necessary, to continue to qualify the Offered Shares for distribution in each of the Qualifying Jurisdictions.

(c)

During the period commencing on the date hereof until the Underwriters notify the Company of the completion of the distribution of the Offered Shares, the Company will promptly inform the Underwriters in writing of the full particulars of:

(i)	any request of any Securities Commission for any amendment to any Offering Document or for any additional information in respect of the Offering or the Company;

(ii)

the receipt by the Company of any material communication, whether written or oral, from any Securities Commission, the TSX or any other competent authority, relating to the Preliminary Prospectus, the Prospectus, the distribution of the Offered Shares or the Company;

(iii)

any notice or other correspondence received by the Company from any Governmental Authority and any requests from any Governmental Authority for information, a meeting or a hearing relating to the Company, any Material Subsidiary, the Offering, the issue and sale of the Offered Shares or any other event or state of affairs that could, individually or in the aggregate, have a Material Adverse Effect; or

(iv)

the issuance by any Securities Commission, the TSX or any other competent authority, including any other Governmental Authority, of any order to cease or suspend trading or distribution of any securities of the Company or of the institution, threat of institution of any proceedings for that purpose or any notice of investigation that could potentially result in an order to cease or suspend trading or distribution of any securities of the Company.

(d)

In addition to the provisions of Sections 26(a), 26(b) and 26(c) hereof, the Company shall in good faith discuss with the Underwriters any circumstance, change, event or fact contemplated in Sections 26(a), 26(b) or 26(c) which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Underwriters under Sections 26(a), 26(b) or 26(c) hereof and shall consult with the Underwriters with respect to the form and content of any Supplementary Material proposed to be filed by the Company, it being understood and agreed that no such Supplementary Material shall be filed with any Securities Commission prior to the review and approval thereof by the Underwriters and their counsel, acting reasonably.

7.	Regulatory Approvals

(a)

Prior to the filing of the Prospectus with the Securities Commissions, the Company shall file or cause to be filed with the TSX all necessary documents and shall take or cause to be taken all necessary steps to ensure that the Company has obtained all necessary approvals for the Offered Shares to be conditionally listed on the TSX subject only to the Standard Listing Conditions.

(b)

The Company will make all necessary filings and obtain all necessary regulatory consents and approvals (if any), and the Company will pay all filing, exemption and other fees required to be paid in connection with the transactions contemplated in this Agreement.

8.	Representations and Warranties of the Company

The Company represents and warrants to the Underwriters, and acknowledges that the Underwriters are relying on such representations and warranties in purchasing the Offered Shares, that:

(a)

the Company: (i) has been duly incorporated, amalgamated, continued or organized and is validly existing as a corporation in good standing under the laws of Canada, and has the corporate power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and as currently proposed to be conducted and to carry out its obligations under this Agreement; and (ii) where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases property, or conducts any business;

(b)

other than the Material Subsidiaries, the Company has no subsidiary and no investment in any person which in either case is or could be material to the business and affairs of the Company. Other than the Material Subsidiaries, the other Subsidiaries are inactive and do not carry on, and have not carried on, any business or operations. The Company is the direct or indirect registered and beneficial owner of all of the issued and outstanding shares of or other voting securities in each Subsidiary (except Pure Sunfarms, of which it is the registered and beneficial owner of 50% of the voting securities of Pure Sunfarms), free and clear of all encumbrances, liens, mortgages, hypothecations, security interests, charges or adverse interests whatsoever, and no person, firm, corporation or entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or any Subsidiary of any of the shares or other securities of any Subsidiary;

(c)

each Material Subsidiary: (i) has been duly incorporated, amalgamated, continued or organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization and has the corporate power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and as currently proposed to be conducted and to carry out the provisions hereof; and (ii) where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, and is not precluded from carrying on business or owning property in such jurisdictions by any other commitment, agreement or document;

(d)

the Company and each Material Subsidiary (i) have each conducted and have each been conducting their business in material compliance with all Applicable Laws of each jurisdiction in which its business is carried on or in which its services are provided and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such Applicable Laws, (ii) are not in breach or violation of any judgment, order or decree of any Governmental Authority or court having jurisdiction over the Company or any Material Subsidiary, as applicable, and (iii) hold all, and are in substantial compliance with all, Governmental Licences that are material to the conduct of the business of the Company and the Material Subsidiaries and required to carry on their business as now conducted;

(e)

neither the Company nor any Subsidiary has been served with or otherwise received notice of any legal proceeding, action, suit or inquiry or governmental proceedings and there are no legal proceedings, actions, suits, or inquiries or governmental proceedings (whether or not purportedly on behalf of the Company) pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation by the Company of the transactions contemplated by this Agreement, and, to the knowledge of the Company, no such proceedings, actions, suits or inquiries have been threatened or contemplated by any Governmental Authority or any other persons;

(f)

any real property or building held under lease by the Company or any Subsidiary is held by it under valid and subsisting leases and/or temporary occupations enforceable against the respective lessors and/or owners thereof with the exclusive right to occupy and use such premises, subject to such exceptions as are not material, individually or in the aggregate, to the Company;

(g)

subject to paragraph 28(f) above, (A) each of the Properties is 100% beneficially owned by the Company or a Material Subsidiary; (B) the Company or a Material Subsidiary holds the Properties under valid, subsisting and enforceable title documents and such title documents permit the Company and the Material Subsidiaries to carry on their business thereon as currently conducted and as proposed to be conducted; (C) except as disclosed in the Prospectus, the Company or a Material Subsidiary has good and marketable freehold title in fee simple to the Properties free and clear of any and all hypothecs, prior claims, mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising; and (D) the Properties are insured by an owner’s title insurance policy issued by a nationally recognized title insurance company;

(h)	all Taxes and governmental assessments which could be a lien on any of the Key Properties and that are due and owing in respect of any of the Key Properties have been paid;

(i)

there are currently no facts, circumstances, events or conditions which could reasonably be expected to materially and adversely affect or impair the value or permitted use(s) of any of the Key Properties;

(j)	to the Company’s knowledge, the Properties and the buildings constructed and operations on the Properties are in material compliance with all Applicable Laws;

(k)

the Properties and the buildings constructed thereon are insured at insurable replacement value against all loss from damage by hazards or risks normally insured against for properties and buildings of a similar type and usage, with reasonable deductibles;

(l)

the buildings constructed on the Properties were constructed in accordance with building permits properly issued therefor, if required, and in material compliance with all applicable building and zoning by-laws; and there are no material defects in such buildings; neither the Company nor any Subsidiary has received notice of any outstanding work orders or deficiency notices relating to such buildings from or required by any police or fire department, sanitation, health authorities or from any other Governmental Authority and there is currently no matter under discussion with any such departments or authorities relating to work orders; such buildings and all chattels required for the effective operation of such buildings are in good operating condition and are in a state of good repair and maintenance;

(m)

except as disclosed in the Offering Documents, no property rights are necessary for the conduct of the business of the Company or the Subsidiaries as currently conducted, none of the Company nor the Subsidiaries is aware of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights once acquired and none of the Company nor any Subsidiary has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof;

(n)

any and all of the agreements and other documents and instruments pursuant to which the Company or the Subsidiaries hold the property and assets thereof are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof (except as may be qualified by the Qualification); neither the Company nor any Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor, to the Company’s knowledge, has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated; all leases, licences and claims pursuant to which the Company and the Subsidiaries derive the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim and all Taxes required to be paid with respect to such properties and assets to the date hereof have been paid;

(o)

any and all operations of the Company and the Subsidiaries, and to the best of the Company’s knowledge, any and all operations by predecessors, on or in respect of the assets and properties of the Company and the Subsidiaries have been conducted substantially in accordance with good industry practices in the jurisdiction of operation and in material compliance with Applicable Laws and orders, judgments, decrees and directions of Governmental Authorities and other competent authorities;

(p)	the Financial Statements:

(i)	have been prepared in accordance with Applicable Securities Laws and IFRS, applied on a consistent basis throughout the periods referred to therein, except as otherwise disclosed therein;

(ii)

present fairly, in all material respects, the financial position and condition of the Company and the Subsidiaries (other than Pure Sunfarms, which is presented and accounted for by the Company using the equity method of accounting) on a consolidated basis as at the respective dates thereof and the results of its operations and the changes in its shareholder’s equity and cash flows for the periods then ended, and do not contain a misrepresentation; and

(iii)

have been audited in the case of the annual financial statements comprising the Financial Statements, and reviewed in the case of the interim financial statements comprising the Financial Statements, by independent public accountants within the meaning of Applicable Securities Laws and the rules of the Chartered Professional Accountants of Canada;

(q)

there has not been any “disagreement” or “reportable event” (within the respective meanings of NI 51-102) with the current auditors or any former auditors of the Company during the past five financial years;

(r)

the Company has established and maintains a system of disclosure controls and procedures and internal control over financial reporting, and has: (i) designed such disclosure controls and procedures, or caused them to be designed under management’s supervision, to provide reasonable assurance that material information relating to each of the Company and the Subsidiaries is made known to management by others, particularly during the period in which the financial statements are being prepared; and (ii) designed such internal control over financial reporting, or caused it to be designed under management’s supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS;

(s)	there are no material liabilities of the Company whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Financial Statements;

(t)	the audit committee’s responsibilities and composition comply with National Instrument 52-110—Audit Committees of the Canadian Securities Administrators;

(u)

except as disclosed in the Offering Documents, none of the directors, officers or shareholders who beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the outstanding Common Shares or any known associate or affiliate of any such person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Company or any Subsidiary which, as the case may be, materially affects, is material to or will materially affect the Company and its Subsidiaries on a consolidated basis;

(v)

(i) the Company and each Material Subsidiary has duly and on a timely basis filed all foreign, federal, state, provincial and municipal tax returns required to be filed by it, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and each Subsidiary has paid all Taxes due and payable by the Company and the Subsidiaries, respectively, and has paid all assessments and reassessments and all other Taxes due and payable by it and which are claimed by any Governmental Authority to be due and owing and adequate provision has been made for Taxes payable for any completed fiscal period for which tax returns are not yet required to be filed, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (iii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any Taxes, governmental charge or deficiency by the Company or by any Subsidiary; (iv) there are no material actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary in respect of Taxes; and (v) there are no matters under discussion with any Governmental Authority relating to Taxes asserted by any such authority, other than matters that are immaterial to the Company and the Subsidiaries taken as a whole;

(w)

the Company (i) is a reporting issuer in all of the Provinces of Canada, and (ii) the Company is not in default under Applicable Securities Laws of any of such Qualifying Jurisdictions and is not on the list of defaulting issuers maintained by any Securities Commission;

(x)

the Company is in compliance with its timely and continuous disclosure obligations under Applicable Securities Laws including the policies, rules and regulations of the TSX and, without limiting the generality of the foregoing, there has not occurred any material change (actual, anticipated, contemplated, threatened, financial or otherwise) in the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise), results of operations or control of the Company and the Subsidiaries taken as a whole since December 31, 2016 which has not been set forth in the Offering Documents or otherwise publicly disclosed on a non-confidential basis, and the Company has not filed any confidential material change report which remains confidential as at the date hereof;

(y)	to the knowledge of the Company, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company or any Subsidiary;

(z)

the authorized capital of the Company consists of Common Shares, preferred shares and special voting shares; no preferred shares and no special voting shares are issued and outstanding; the issued Common Shares of the Company is as disclosed in the Preliminary Prospectus and all such issued Common Shares are validly issued and outstanding, and no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option or privilege (whether pre-emptive or contractual), for the issue or allotment of any unissued shares in the capital of the Company or any Subsidiary or any other security convertible into or exchangeable for any such shares, or to require the Company or any Subsidiary to purchase, redeem or otherwise acquire any of the outstanding securities in the capital of the Company or any Subsidiary, except as disclosed in the Offering Documents in respect of the Company;

(aa)

the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, provided that enforcement hereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction and that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable (the “Qualification”);

(bb)

the execution and delivery of this Agreement, the fulfillment of the terms hereof by the Company and the issuance, sale and delivery of the Offered Shares to be issued and sold by the Company do not and will not:

(i)

require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, stock exchange, Securities Commission or other third party, except such as have been obtained or will be obtained in a timely manner prior to Closing under Applicable Securities Laws or stock exchange regulations;

(ii)

result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

A.	any of the terms, conditions or provisions of the articles, by laws or resolutions of the shareholders, directors or any committee of directors of the Company or any Subsidiary;

B.

any indenture, agreement or instrument to which the Company or any Subsidiary is a party or by which it or they are contractually bound, including the Securityholders Agreement and the Credit Facilities; or

C.

any Applicable Laws, including, without limitation, Applicable Securities Laws, or any judgment, order, direction or decree of any Governmental Authority or court having jurisdiction over the Company or any Subsidiary; or

(iii)

affect the rights, duties and obligations of any parties to any indenture, agreement or instrument to which the Company or any Subsidiary is a party, nor give a party the right to terminate any such indenture, agreement or instrument by virtue of the application of terms, provisions or conditions in such indenture, agreement or instrument;

(cc)

the Company has the corporate power, capacity and authority to issue the Offered Shares; the Offered Shares have been duly authorized, allotted and reserved for issuance and, at the applicable Closing Time:

(i)	the Offered Shares will be duly and validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company; and

(ii)

the Offered Shares, will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company, including the Securityholders Agreement;

(dd)	all statements made in the Offering Documents describing the Offered Shares and the attributes thereof are complete and accurate in all material respects;

(ee)

other than as disclosed in the Offering Documents, there is no legislation or governmental regulations in effect or, to the knowledge of the Company, proposed which materially and adversely affect the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise) or results of operations of the Company or any Subsidiary, other than legislation or governmental regulations which the Company is already in material compliance with;

(ff)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Offered Shares, the Common Shares or any other security of the Company has been issued or made by any Securities Commission or stock exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by any such authority or under any Applicable Securities Laws;

(gg)

except for the Underwriters as provided herein, there is no person, firm or corporation acting for the Company entitled to any brokerage or finder’s fee or other similar fee in connection with this Agreement or any of the transactions contemplated hereunder;

(hh)

the Company is an Eligible Issuer and has filed all documents forming the Disclosure Record on a timely basis, except for any failure to file on a timely basis which is not material. As of their respective dates, the documents forming the Disclosure Record complied in all material respects with the requirements of Applicable Securities Laws, and none of the documents forming the Disclosure Record, when filed, contained any misrepresentation, which has not been corrected by the filing of a subsequent document which forms part of the Disclosure Record;

(ii)

the Offered Shares qualify as eligible investments as described in the Preliminary Prospectus under the heading “Eligibility for Investment” and the Company will not take or permit any action within its control which would cause the Offered Shares to cease to be qualified, during the period of distribution of the Offered Shares, as eligible investments to the extent so described in the Prospectus;

(jj)

the minute books and records of each of the Company and the Material Subsidiaries made available to counsel for the Underwriters in connection with its due diligence investigation of the Company and the Material Subsidiaries for the periods from its date of incorporation to the date of examination thereof are all of the minute books and records of the Company and the Material Subsidiaries and contain copies of all material proceedings (or certified copies thereof) of the shareholders, the boards of directors and all committees of the boards of directors of the Company and the Material Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committees of the board of directors of the Company and the Material Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other records, other than those which are not material to the Company or any Material Subsidiary;

(kk)

the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts, if any, as are prudent and customary in the businesses in which they are engaged, and the Company has no reason to believe that it will not be able to renew the existing insurance coverage of the

Company and the Subsidiaries, if any, as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost as would not have a Material Adverse Effect;

(ll)	the Company and the Subsidiaries:

(i)

and the Properties, assets and operations thereof comply, and have complied, in all material respects with all applicable “Environmental Laws” (which term means and includes, without limitation, any and all Applicable Laws relating to the environment, occupational health and safety, or any “Environmental Activity” (which term means and includes, without limitation, any past, present or future activity, event or circumstance by or in respect of a “Contaminant” (which term means and includes, without limitation, any pollutants, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter (including any of the foregoing), which is defined or described as such pursuant to any such applicable Environmental Laws), during the time such Properties, assets and operations were under the control of the Company or a Subsidiary, and to the actual knowledge of the Company without inquiry, prior to the time such Properties, assets and operations were under the control of the Company or a Subsidiary, including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater));

(ii)

have not received any notice of any claim, judicial or administrative proceeding, pending or, to the knowledge of the Company, threatened against, or which may materially adversely affect, the Company, the Subsidiaries or any of the Properties, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Company is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and, to the Company’s knowledge, neither the Company nor any Subsidiary, nor any of the Properties, assets or operations of either of them, is the subject of any investigation, evaluation, audit or review by any Governmental Authority to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

(iii)

have not given or filed any notice under any federal, state, provincial or local law with respect to any Environmental Activity, the Company and the Subsidiaries do not, to the Company’s knowledge, have any liability (whether contingent or otherwise) in connection with any Environmental Activity and no notice has been given under any federal, state, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting either the Company or the Subsidiaries or the Properties, assets, business or operations of any of them;

(iv)

have not stored any hazardous or toxic waste or toxic substance on the Properties and have not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and there are no Contaminants on any of the Properties at which the Company or the Subsidiaries carry on business, in each case other than in compliance with Environmental Laws; and

(v)	are not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment or non-compliance with Environmental Laws;

(mm)

the Company and the Subsidiaries are in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, and human rights, and neither the Company nor any Subsidiary has engaged in any unfair labour practice, except in either case as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; there is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or, to the best of the knowledge of the Company after due inquiry, threatened against the Company or a Subsidiary; no union representation question exists respecting the employees of the Company or a Subsidiary and no collective bargaining agreement is in place or currently being negotiated by the Company or a Subsidiary; and all benefit or pension plans of the Company and the Subsidiaries are funded in accordance with Applicable Laws and no past service funding liability exist thereunder, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(nn)

each of the Company and the Subsidiaries owns or has the right to use all of the material Intellectual Property owned or used by it as of the date hereof. All registrations, if any, and filings necessary to preserve the rights of the Company and the Subsidiaries in all material Intellectual Property owned by them have been made and are in good standing. Neither the Company nor any Subsidiary has any material pending action or proceeding, nor any material threatened action or proceeding, against any person with respect to the use of the Intellectual Property, and there are no circumstances which cast doubt on the validity or enforceability of any material Intellectual Property owned or used by the Company or the Subsidiaries. The conduct of the Company’s and the Subsidiaries’ business, taken as a whole, does not, to the knowledge of the Company, infringe upon the Intellectual Property rights of any other person. Neither the Company nor any Subsidiary has any pending action or proceeding, nor, to the knowledge of the Company, is there any threatened action or proceeding against it with respect to the Company’s or the Subsidiaries’ use of any material Intellectual Property. No third parties have rights to any Intellectual Property that is owned by the Company or the Subsidiaries, except as disclosed in the Offering Documents or other than rights acquired pursuant to non-exclusive licenses granted by the Company or the Subsidiaries in the ordinary course of business. None of the material Intellectual Property that is owned by the Company or the Subsidiaries comprises an improvement to any material Intellectual Property that would give any third person any rights to any such Intellectual Property, including, without limitation, rights to license any such Intellectual Property;

(oo)	at the time of delivery thereof to the Underwriters:

(i)	the Preliminary Prospectus complied, and the Prospectus and all Supplementary Material, if any, will comply, fully with the requirements of Applicable Securities Laws;

(ii)

the Preliminary Prospectus provided and the Prospectus and all Supplementary Material, if any, will provide, full, true and plain disclosure of all material facts relating to the Company (on a consolidated basis) and the Offered Shares; and

(iii)	the Preliminary Prospectus did not, and the Prospectus and all Supplementary Material, if any, will not contain any misrepresentation;

(pp)	Computershare Investor Services Inc., at its principal offices in Toronto, Ontario has been duly appointed as the registrar and transfer agent for the Common Shares;

(qq)

neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of the foregoing, has (i) violated any anti-bribery or anti-corruption laws applicable to the Company or the Subsidiaries, including but not limited to Canada’s Corruption of Foreign Public Officials Act, or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, that goes beyond what is reasonable and customary and/or of modest value: (X) to any government official, whether directly or through any other person, for the purpose of influencing any act or decision of a government official in his or her official capacity; inducing a government official to do or omit to do any act in violation of his or her lawful duties or to use his or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or department, agency, instrumentality or entity thereof; securing any improper advantage; inducing a government official to influence or affect any act or decision of any Governmental Authority; or assisting the Company or the Subsidiaries or any representative thereof in obtaining or retaining business for or with, or directing business to, any person; or (Y) to any person in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of foregoing acting upon the request or at the direction of the Company or the Subsidiaries, has (1) conducted or initiated any review, audit, or internal investigation that concluded the Company, the Subsidiaries or any director, officer, employee, consultant, representative or agent of the foregoing violated any such Applicable Laws or committed any wrongdoing, or (2) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anticorruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such Applicable Laws, or received any notice, request, or citation from any person alleging non-compliance with any such Applicable Laws;

(rr)

the operations of each of the Company and the Subsidiaries have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of Applicable Laws relating to anti-money laundering of jurisdictions where each of the Company and the Subsidiaries conduct business, and any related or similar Applicable Laws issued, administered or enforced by any applicable Governmental Authority having jurisdiction over each of the Company and the

Subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or any arbitrator or Governmental Authority involving any of the Company or the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened or contemplated;

(ss)	the business, Properties and assets of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained or incorporated by reference in the Offering Documents;

(tt)

the Company and each Subsidiary is carrying on its business in material compliance with all Applicable Laws and governmental regulations or ordinances, in whole or in part, and all products provided by the Company or any Subsidiary are provided in material compliance with all Applicable Laws and, in all material respects, meet industry specific standards set by all organizations which pertain to the business of the Company and each Subsidiary;

(uu)

with the exception of the Licensed Producer Application, (A) the Company possesses all permits, certificates, licences, approvals, consents and other authorizations and clearances, and supplements and amendments to the foregoing (collectively, the “Governmental Licences”) issued by the appropriate Governmental Authority necessary or required to conduct the business as now operated by the Company and proposed to be conducted by the Company (except as otherwise described in the Final Prospectus); (B) the Company is in compliance with the terms and conditions of all such Governmental Licences except for instances of noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (C) all of the Governmental Licences are in good standing, valid and in full force and effect; and (D) the Company has not received any notice relating to the cancellation, revocation, limitation, suspension, or adverse modification of any such Governmental Licences;

(vv)

Emerald Health Farms Inc. (a wholly-owned and controlled subsidiary of Emerald Health Botanicals Inc.) is currently an applicant to become a licenced producer in the medical cannabis industry in Canada, under the Controlled Drugs and Substances Act and the ACMPR, in order to obtain a licence which will authorize Pure Sunfarms from and after the exercise of the Option to, among other things, produce, sell, possess, ship, transport, deliver and destroy fresh cannabis, dried cannabis and cannabis oil (“Licensed Producer Application”); once Emerald Health Farms Inc. has been issued such licence, Pure Sunfarms will exercise the Option in order to acquire Emerald Health Farms Inc. as a wholly-owned subsidiary from Emerald Health Botanicals Inc. and thereby possess such licence; neither the Company nor Pure Sunfarms has received any communication from a Governmental Authority regarding the occurrence of an event or omission which allows, or after notice or lapse of time would allow, revocation, termination or result in any other impairment of the review or approval of the Licensed Producer Application; and the Company confirms that each of the intended officers and directors of Pure Sunfarms has successfully undergone, or is in the process of undergoing, a security clearance conducted by the Royal Canadian Mounted Police (RCMP) and, to the extent they have been security cleared, obtained a confirmation of security clearance from the applicable Governmental Authorities and such security clearance is valid and in good standing; neither the Company nor, to the knowledge of the Company, Pure Sunfarms has received any communication from a Governmental Authority that the exercise of the Option, the acquisition of control of Emerald Health Farms Inc. by Pure Sunfarms, or the

change of the shareholder of Emerald Health Farms Inc. would invalidate, void, nullify or otherwise cancel the Licensed Producer Application or subsequent license issued pursuant and in response to such Licensed Producer Application;

(ww)

Other than communication relating to the Licensed Producer Application, the Company: (A) has not received any correspondence or notice from any Governmental Authority alleging or asserting material noncompliance with any Applicable Regulatory Laws or any Governmental Licences required by any such Applicable Regulatory Laws; (B) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, inspection, investigation, arbitration or other action from any Governmental Authority or third party alleging that any operation or activity of the Company, the Material Subsidiaries or any of their directors, officers and/or employees is in material violation of any Applicable Regulatory Laws or Governmental Licences required by any such Applicable Regulatory Laws and has no knowledge or reason to believe that any such Governmental Authority or third party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, inspection, investigation, arbitration or other action; and (C) either directly has, or indirectly on its behalf has, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by Applicable Regulatory Laws or Governmental Licences required by any such Applicable Regulatory Laws in order to keep all Governmental Licences in good standing, valid and in full force (except where the failure to so file, declare, obtain, maintain or submit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission);

(xx)

the Company has not received notice of any action pending or recommended by any Governmental Authority to terminate, suspend, limit, withdraw, or forfeit the participation of the Company in any government program, including any food safety programs;

(yy)

no Governmental Authority is presently alleging or asserting, or, to the Company’s knowledge, threatening to allege or assert, noncompliance with any applicable legal requirement or registration in respect of the Company’s products;

(zz)

the Company’s products are currently cultivated, harvested, manufactured, tested, packaged and labeled at facilities which are in compliance with good agricultural practices prescribed by Applicable Regulatory Laws and such other regulatory requirements applicable to the Company’s products, including good agricultural practices that are acceptable to Health Canada and the FDA;

(aaa)

the business of the Company and each Subsidiary is conducted in compliance with all Applicable Laws related to the development, cultivation, manufacture, production, packaging, labeling, storage, transportation, distribution, purchase, sale or marketing of food and related products, in each case, in all material respects. There have been no recalls or withdrawals of any products cultivated, manufactured, produced, packaged, distributed or sold by or on behalf of the Company and/or any Subsidiary, and there have been no claims or other instances of the presence of or exposure to any food contaminants or adulterants, food poisoning, pests, or other Hazardous Materials in any such products, nor any other food-related conditions with respect to the products of the Company and the Subsidiaries that would be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. Each product of the Company and of each Subsidiary conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its distribution or sale (including to the extent that products are being marketed as “non-GMO,” “fresh,” “organic,” “all natural,” “sustainable,” “U.S. grown,” “greenhouse” or similar claims) and the Company and each Subsidiary possesses appropriate certifications or scientifically reliable materials to substantiate such claims;

(bbb)

the Company and the Subsidiaries have operated and are currently in material compliance with all applicable rules, regulations, policies and guidances of Health Canada, the Ministry of Agriculture and Agri-Food Canada (“AAFC”), the FDA, United States Department of Agriculture (“USDA”) and any other Governmental Authority having jurisdiction over the Company or any Subsidiary or their respective activities; all products manufactured, in whole or in part, marketed, or distributed by the Company or any Subsidiary comply in full with and meet industry specific standards set by all relevant organizations, including Health Canada, AAFC, the United States Food and Drug Administration (the “FDA”) and the USDA, which pertain to the business of the Company or any Subsidiary and the products of the Company and the Subsidiaries have met and satisfied all product safety standards necessary to permit the sale thereof in each jurisdiction in which such products are sold;

(ccc)

the Company is not in material breach or violation of or default under, and, to the knowledge of the Company, no event or omission has occurred which after notice or lapse of time or both, would constitute a breach or violation of or default under, or would result in the acceleration or maturity of any indebtedness (including the Credit Facilities) or other material liabilities or obligations under any mortgage, hypothec, note, indenture, contract, agreement (written or oral), instrument, lease, or other document to which it is a party or is subject or by which it or its assets or properties are bound;

(ddd)

no VF Owner (other than Michael DeGiglio) has any rights under sections 6.2 and 6.3, or any other provision, of the Securityholders Agreement and, to the knowledge of the Company, no VF Owners (other than Michael DeGiglio) hold any shares or other securities in the Company;

(eee)

all forward-looking information and statements of the Company contained in the Offering Documents and the assumptions underlying such information and statements, subject to any qualifications contained therein, including any forecasts and estimates, expressions of opinion, intention and expectation, as at the time they were or will be made, were or will be made on reasonable grounds after due and proper consideration and were or will be truly and honestly held and fairly based;

(fff)

the statistical, industry and market related data included in the Offering Documents are derived from sources which the Company reasonably believes to be accurate, reasonable and reliable, and such data agrees with the sources from which it was derived; and

(ggg)

the Company has not completed any “significant acquisition”, nor is it proposing any “probable acquisitions” (as such terms are used in NI 44-101 and NI 51-102) that would require the inclusion in the Offering Documents of any additional financial statements or pro forma financial statements pursuant to Applicable Securities Laws.

9.	Covenants of the Company

The Company covenants and agrees with the Underwriters that the Company:

(a)

will advise the Underwriters, promptly after receiving notice thereof, of the time when the Preliminary Prospectus, the Prospectus and any Supplementary Material has been filed and Passport Receipts have been obtained and will provide evidence satisfactory to the Underwriters of each such filing and copies of such Passport Receipts;

(b)

will advise the Underwriters, promptly after receiving notice or obtaining knowledge of: (i) the issuance by any Securities Commission of any order suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Supplementary Material or suspending or seeking to suspend the trading of the Offered Shares or the Common Shares; (ii) the suspension of the qualification of the Offered Shares for offering or sale in any of the Qualifying Jurisdictions; (iii) the institution, threatening or contemplation of any proceeding for any of the foregoing purposes; or (iv) any requests made by any Securities Commission for amending or supplementing the Preliminary Prospectus or the Prospectus or any Supplementary Material or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order or any suspension respectively referred to in (i) or (ii) above and, if any such order is issued, to obtain the withdrawal thereof as promptly as possible or if any such suspension occurs, to promptly remedy such suspension in accordance with this Agreement;

(c)

will use its commercially reasonable efforts to maintain the listing of the Common Shares on the TSX or such other recognized stock exchange or quotation system as Beacon, on behalf of the Underwriters, may approve (acting reasonably), for a period of 12 months following the Closing Date, provided that (i) the foregoing is subject to the obligations of the directors to comply with their fiduciary duties to the Company and (ii) the Company shall not be required to comply with this Section following the completion of a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Company ceases to be a “reporting issuer” under Applicable Securities Laws;

(d)	will use its commercially reasonable efforts to ensure that the Offered Shares are, when issued, listed and posted for trading on the TSX upon their date of issuance;

(e)	will apply the net proceeds from the issue and sale of the Offered Shares in accordance with the disclosure set out under the heading “Use of Proceeds” in the Offering Documents;

(f)

will promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Underwriters may reasonably require from time to time for the purpose of giving effect to this Agreement and take all such steps as may be reasonably required within its power to implement to the full extent the provisions, and to satisfy the conditions, of this Agreement;

(g)	will on or before the time of filing the Prospectus provide to the Underwriters a copy of the conditional listing approval of the Offered Shares on the TSX;

(h)

will forthwith notify the Underwriters of any breach of any covenant of this Agreement or any Ancillary Documents by the Company, or upon it becoming aware that any representation or warranty of the Company contained in this Agreement or any Ancillary Document is or has become untrue or inaccurate in any material respect, or upon the Company becoming aware that it will not be able to satisfy any condition set forth in Section 30;

(i)

will use commercially reasonable efforts to obtain a waiver from Michael DeGiglio of his rights under sections 6.2 and 6.3 of the Securityholders Agreement in connection with the Offering and deliver such waiver as contemplated by Section 30(m);

(j)	will use commercially reasonable efforts to cause the directors and officers of the Company to deliver at the Closing Time on the Closing Date the agreements contemplated by Section 30(o);

(k)

will use its commercially reasonable efforts to assist Emerald Health Farms Inc. to obtain an ACMPR license which will authorize Pure Sunfarms, from and after the exercise of the Option, to possess such ACMPR license and to, among other things, produce, sell, possess, ship, transport, deliver and destroy fresh cannabis, dried cannabis and cannabis oil; and will cause Pure Sunfarms to exercise the Option upon Emerald Health Farms Inc. acquiring an ACMPR license to, among other things, produce, sell, possess, ship, transport, deliver and destroy fresh cannabis, dried cannabis and cannabis oil; and

(l)	will make available management of the Company for meetings with investors as scheduled by Beacon at the discretion of Beacon, acting reasonably.

10.	Conditions of Closing

The obligation of the Underwriters to purchase the Offered Shares at the Closing Time on the Closing Date shall be subject to the following:

(a)

the Underwriters will receive at the Closing Time a legal opinion addressed to the Underwriters and their counsel dated and delivered on the Closing Date from the Company’s Canadian counsel, Torys LLP, and from local counsel (only in respect of matters governed by laws of the Qualifying Jurisdictions where the Company’s Canadian counsel is not qualified to practice), in each case in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, with respect to the following matters, subject to such reasonable assumptions and qualifications customary with respect to transactions of this nature as may be accepted by Underwriters’ counsel:

(i)

the Company is a “reporting issuer”, or its equivalent, in each of the Qualifying Jurisdictions and it is not listed as being in default of Applicable Securities Laws in any of the Qualifying Jurisdictions which maintain such a list;

(ii)

the Company is a corporation duly incorporated and validly existing under the federal laws of Canada, and has all requisite corporate power, capacity and authority to carry on its business as now conducted and to own, lease and operate its property and assets as described in the Prospectus;

(iii)	as to the authorized, and issued and outstanding, capital of the Company;

(iv)	the rights, privileges, restrictions and conditions attaching to the Offered Shares are accurately summarized in all material respects in the Prospectus;

(v)	the Offered Shares have been duly and validly authorized and issued and are outstanding as fully paid and non-assessable Common Shares;

(vi)

the Company has all necessary corporate power and capacity: (i) to execute and deliver this Agreement and to perform its obligations under this Agreement; and (ii) to offer, issue, sell and deliver the Offered Shares;

(vii)

all necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Preliminary Prospectus, the Prospectus and any Supplementary Material and the filing thereof in each of the Qualifying Jurisdictions;

(viii)

the Company has duly authorized, executed and delivered, this Agreement and authorized the performance of its obligations hereunder, including the offering, issue, sale and delivery of the Offered Shares, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to: (i) applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors’ rights generally; (ii) equitable remedies, including the remedies of specific performance and injunctive relief, being available only in the discretion of the applicable court; (iii) the applicable laws regarding limitations of actions; (iv) enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under Applicable Law without affecting the enforceability or validity of the remainder of such document would be determined only in the discretion of the court; (v) enforceability of the provisions exculpating a party from liability or duty otherwise owed by it may be limited under Applicable Law; and (vi) the rights to indemnity, contribution and waiver under the documents which may be limited or unavailable under Applicable Law;

(ix)

the execution and delivery of this Agreement and the fulfillment of the terms hereof, the offering, issue, sale and delivery of the Offered Shares, and the consummation of the transactions contemplated by this Agreement, do not result in a breach of (whether after notice or lapse of time or both) or constitute a default under (i) any of the terms, conditions or provisions of the articles of incorporation or amalgamation, as applicable, and by-laws of the Company, (ii) resolutions of the shareholders or the board of directors (or any committee thereof) of the Company, or (iii) the laws of the Province of Ontario and the federal laws of Canada applicable therein;

(x)	Computershare Investor Services Inc. is the duly appointed registrar and transfer agent for the Common Shares;

(xi)

all necessary documents have been filed, all requisite proceedings have been taken, all approvals, permits and consents of the appropriate regulatory authority in each Qualifying Jurisdiction have been obtained, and all necessary legal requirements have been fulfilled, in order to qualify the distribution of the Offered Shares in each of the Qualifying Jurisdictions through dealers who are registered under Applicable Securities Laws and who have complied with the relevant provisions of such Applicable Laws;

(xii)	subject only to the Standard Listing Conditions, the Offered Shares have been conditionally listed or approved for listing on the TSX;

(xiii)	as to the accuracy of the statements under the heading “Eligibility for Investment” in the Prospectus; and

(xiv)	as to all other legal matters reasonably requested by counsel to the Underwriters.

In connection with such opinion, counsel to the Company may rely on the opinions of local counsel in the Qualifying Jurisdictions acceptable to counsel to the Underwriters, acting reasonably, as to the qualification for distribution of the Offered Shares or opinions may be given directly by local counsel of the Company with respect to those items and as to other matters governed by the laws of jurisdictions other than the province or provinces in which the Company’s Canadian counsel are qualified to practice and may rely, to the extent appropriate in the circumstances but only as to matters of fact, on certificates of officers of the Company and others;

(b)

the Underwriters shall have received legal opinions from legal counsel to, and duly qualified to practice law in the jurisdiction of existence of, each wholly-owned Material Subsidiary that is Canadian (other than VF Clean Energy, Inc.) addressed to the Underwriters and legal counsel to the Underwriters and based upon an officer’s certificate for each such Material Subsidiary with respect to: (i) the existence of each such Material Subsidiary; and (ii) the corporate power and capacity of each such Material Subsidiary to carry on its business and activities and to own and lease its property and assets;

(c)

the Underwriters shall have received a certificate dated the Closing Date, signed by the Chief Executive Officer of the Company or any other senior officer(s) of the Company as may be acceptable to the Underwriters, in form and content satisfactory to the Underwriters’ counsel, acting reasonably, with respect to:

(i)	the articles and by laws of the Company;

(ii)

resolutions of the Company’s board of directors relevant to, among other things, the issue and sale of the Offered Shares to be issued and sold by the Company and the authorization of this Agreement and the other agreements and transactions contemplated herein; and

(iii)	the incumbency and signatures of signing officers of the Company;

(d)

the Underwriters shall have received a certificate of status or the equivalent dated within one Business Day of the Closing Date, in respect of the Company and each Material Subsidiary that is Canadian (other than VF Clean Energy, Inc.);

(e)

the Company shall cause its current auditors to deliver to the Underwriters a “bring down” comfort letter, addressed to the Underwriters and the board of directors of the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing forward to a date not more than two Business Days prior to the Closing Date the information contained in the comfort letter referred to in Section 25(a)(iii) hereof;

(f)

the Company shall deliver to the Underwriters, at the Closing Time, certificates dated the Closing Date addressed to the Underwriters and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, or such other senior officer(s) of the Company as may be acceptable to the Underwriters, certifying for and on behalf of the Company and without personal liability, to the effect that:

(i)

the Company has complied in all respects with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time;

(ii)

the representations and warranties of the Company contained herein are true and correct as at the Closing Time with the same force and effect as if made on and as at the Closing Time after giving effect to the transactions contemplated hereby;

(iii)

the Final Receipt has been issued by the BCSC for the Prospectus pursuant to the Passport System and, to the knowledge of such persons, no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Common Shares or other securities of the Company, or the Offered Shares to be issued and sold by the Company, has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened;

(iv)

since the respective dates as of which information is given in the Prospectus or any Supplementary Material (A) there has been no material change in the Company, (B) there has been no material and adverse change (financial or otherwise) in the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries (taken as a whole), and (C) no transaction has been entered into by, and there has been no transaction that affects, the Company or any Subsidiary which is material to the Company and the Subsidiaries (taken as a whole), other than as disclosed in the Prospectus or in any Supplementary Material;

(v)

there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the Prospectus which fact or change is, or may be, of such a nature as to render any statement in the Prospectus misleading or untrue in any material respect or which would result in a misrepresentation in the Prospectus or which would result in the Prospectus not complying with Applicable Securities Laws; and

(vi)	such other matters as the Underwriters may reasonably request;

(g)

the Underwriters shall have received copies of correspondence indicating that the Company has obtained the conditional approval of the TSX for the listing of the Offered Shares thereon, subject only to the Standard Listing Conditions;

(h)

the representations and warranties of the Company contained in this Agreement will be true at and as of the Closing Time on the Closing Date as if such representations and warranties were made at and as of such time and all agreements, covenants and conditions required by this Agreement to be performed, complied with or satisfied by the Company at or prior to the Closing Time on the Closing Date will have been performed, complied with or satisfied at or prior to that time;

(i)	the absence of any misrepresentations in the Offering Documents or undisclosed material change or undisclosed material facts relating to the Company or the Offered Shares;

(j)

the Company shall have received a Preliminary Receipt and a Final Receipt qualifying the Offered Shares for distribution in the Qualifying Jurisdictions, and neither the Preliminary Receipt nor the Final Receipt shall be invalid or have been revoked or rescinded by any Securities Commission;

(k)

the Underwriters shall have received a certificate from Computershare Investor Services Inc. as to the number of Common Shares issued and outstanding as at the date immediately prior to the Closing Date;

(l)

the Underwriters will have received such other certificates, opinions, agreements or closing documents in form and substance reasonably satisfactory to the Underwriters as the Underwriters may reasonably request;

(m)

the Underwriters will have received evidence, satisfactory to the Underwriters, acting reasonably, that Michael DeGiglio has waived his rights under Section 6.3 of the Securityholders Agreement in connection with the Offering; and

(n)

all directors and officers of the Company and their respective associates will have entered into an agreement with and an in form and substance satisfactory to the Underwriters at the Closing Time on the Closing Date pursuant to which they will agree not to, for a period commencing on December 3, 2017 and ending on the date that is 90 days following the Closing Date, directly or indirectly, offer, sell, contract to sell, make any short sale, lend, swap, or otherwise dispose of, transfer, assign, or announce any intention to do so, any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired, directly or indirectly, or under their control or direction, or with respect to which each has beneficial ownership or enter into any transaction or arrangement that has the effect of transferring, in whole or in part, any of the economic consequences of ownership of Common Shares, whether such transaction is settled by the delivery of Common Shares, other securities, cash or otherwise, other than pursuant to (i) a bona fide take-over bid or any other similar transaction made generally to all of the shareholders of the Company, provided that, in the event the change of control or other similar transaction is not completed, such securities shall remain subject to the lock-up agreement, and (ii) the sale of Common Shares issued pursuant to the exercise of vested stock options or performance share units which were issued prior to December 3, 2017 (subject to a maximum of 100,000 Common Shares in the case of Stephen Ruffini and 300,000 Common Shares in the case of Michael DeGiglio).

11.	Closing

The closing of the purchase and sale of the Offered Shares shall be completed at the Closing Time at the Toronto offices of Torys LLP, or at such other place as Beacon, on behalf of the Underwriters, and the Company shall agree upon. At the Closing Time, the Company will deliver to Beacon, or as Beacon may direct, (i) via electronic deposit, under the non-certificated inventory system, the Offered Shares, in each case registered in the name of “CDS & Co.” or in such other name or names as Beacon may notify the Company in writing prior to the Closing Time, and (ii) all further documentation as may be contemplated in this Agreement or as counsel to the Underwriters may reasonably require; against payment by the Underwriters to the Company (in accordance with their respective entitlements) of the aggregate Issue Price for the Offered Shares being issued and sold under this Agreement, net of the Underwriters’ Fees and the Underwriters’ expenses contemplated in Section 35 of this Agreement, by wire transfer payable to or as directed by the Company not less than 48 hours prior to the Closing Time.

12.	Restrictions on Further Issues or Sales

During the period commencing on December 3, 2017 and ending 90 days following the Closing Date, the Company will not, directly or indirectly, without the prior written consent of Beacon (such consent not to be unreasonably withheld or delayed), issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or enter into any derivative transaction that has the effect of any of the foregoing, or agree to or announce any intention to issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or enter into any derivative transaction that has the effect of any of the foregoing, any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, other than issuances: (i) of the Offered Shares pursuant to this Agreement; (ii) under existing director or employee stock options, bonus or purchase plans or similar share compensation arrangements as detailed in the Company’s most recently-filed management discussion and analysis; (iii) under director or employee stock options or bonuses granted subsequently in accordance with regulatory approval and in a manner consistent with the Company’s past practice; (iv) upon the exercise of convertible securities, warrants or options outstanding prior to December 3, 2017; or (v) pursuant to previously scheduled property payments and/or other corporate acquisitions.

13.	Indemnification by the Company

(a)

The Company shall fully indemnify and save harmless each of the Underwriters and their respective affiliates and their respective directors, officers, employees, shareholders, partners, advisors and agents and each other person, if any, controlling any of the Underwriters or their affiliates (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against any and all liabilities, claims (including securityholder actions, derivative or otherwise), actions, losses, costs, damages and expenses (including the aggregate amount paid in settlement of any action, suit, proceeding, investigation or claim) and the reasonable fees and expenses of their counsel (collectively, “Losses”) that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims” and individually, a “Claim”) to which any Indemnified Party may become subject or otherwise involved in any capacity insofar as the Losses and/or Claims relate to, are caused by, result from, arise out of, or are in connection with, directly or indirectly:

(i)

the breach of any representation or warranty of the Company made in any Ancillary Document or the failure of the Company to comply with any of its obligations in any Ancillary Document or any omission or alleged omission to state in any Ancillary Document any fact required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(ii)

any information or statement (except any information or statement relating solely to the Underwriters or any of them and furnished in writing by the Underwriters to the Company for use therein) in any of the Offering Documents (including, for greater certainty, the Documents Incorporated by Reference and any Subsequent Disclosure Documents) containing or being alleged to contain a misrepresentation or being or being alleged to be untrue, or based upon any omission or alleged omission to state in any of the Offering Documents any material fact required to be stated in those documents or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(iii)

any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to the Underwriters or any of them and furnished in writing by the Underwriters to the Company for use therein) contained in any of the Offering Documents or any other document or material filed or delivered on behalf of the Company pursuant to this Agreement, preventing or restricting the trading in or the sale or distribution of the Offered Shares or any other securities of the Company;

(iv)

the non-compliance by the Company with any Applicable Securities Laws or other regulatory requirements or the rules of the TSX including the Company’s non-compliance with any statutory requirement to make any document available for inspection;

(v)

any statement contained in the Disclosure Record which at the time and in the light of the circumstances under which it was made, contained or is alleged to have contained a misrepresentation or untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances in which they were made;

(vi)

any misrepresentation or alleged misrepresentation by or on behalf of the Company relating to the Offering, whether oral or written and whether made during and in connection with the Offering, where such misrepresentation may give or gives rise to any other liability under any statute in any jurisdiction which is in force on the date of this Agreement;

(vii)

any failure or alleged failure to make timely disclosure of a material change by the Company, where such failure or alleged failure occurs during the Offering or during the period of distribution of the Offered Shares or where such failure relates to the Offering or the Offered Shares, and may give or gives rise to any liability under any statute in any jurisdiction which is in force on the date of this Agreement; or

(viii)

any breach of any representation or warranty of the Company contained herein or the failure of the Company to comply with any of its covenants or other obligations contained herein or to satisfy any conditions contained herein required to be satisfied by the Company.

(b)

If any Claim contemplated by this Section 33 shall be asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this Section 33 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall promptly notify in writing the Company of the nature of such Claim (provided that any failure to so notify in respect of any Claim or potential Claim shall affect the liability of the Company under this Section 33 only if and to the extent that the Company is materially and adversely prejudiced by such failure). The Company shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any such Claim; provided that the defence shall be through legal counsel selected by the Company and acceptable to the Indemnified Party, acting reasonably. An Indemnified Party shall have the right to employ separate counsel in any such Claim and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless:

(i)	the Company fails to assume the defence of such Claim on behalf of the Indemnified Party within ten days of receiving notice of such suit;

(ii)	the employment of such counsel has been authorized by the Company; or

(iii)

the named parties to any such Claim (including any added or third parties) include the Indemnified Party and the Company and the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel for the Company is inappropriate as a result of the potential or actual conflicting interests of those represented or that there may be legal defences available to the Indemnified Party or Indemnified Parties which are different from or in addition to those available to the Company or that the subject matter of the Claim may not fall within the foregoing indemnity or that there is a conflict of interest between the Company and the Indemnified Parties;

in each of cases (i), (ii) or (iii), the Company shall not have the right to assume the defence of such Claim on behalf of the Indemnified Party and the Company shall be liable to pay the reasonable fees and disbursements of counsel for such Indemnified Parties as well as the reasonable costs and out-of-pocket expenses of the Indemnified Party (including an amount to reimburse the Underwriter or Underwriters at their normal per diem rates for time spent by their respective directors, officers, employees or shareholders). Notwithstanding anything set forth herein, in no event shall the Company be liable for the fees or disbursements of more than one firm of legal counsel to an Indemnified Party in a particular jurisdiction in respect of any particular Claim or related set of Claims.

The Company will not, without each affected Indemnified Party’s prior written consent, such consent not to be unreasonably withheld, admit any liability, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder unless in connection with any settlement, compromise or consent by the Company, such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from any liabilities arising out of such action, suit, proceeding, investigation or claim (if an Indemnified Party is a party to such action) and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an Indemnified Party.

(c)

The Company hereby acknowledges and agrees that, with respect to Sections 33 and 34 hereof, the Underwriters are contracting on their own behalf and as agents for their affiliates, and its and their respective directors, officers, employees, partners, shareholders, advisors, agents and each other person, if any, controlling any of the Underwriters or their affiliates (collectively, the “Beneficiaries”). In this regard, each of the Underwriters shall act as trustee for the Beneficiaries of the covenants of the Company under Sections 33 and 34 hereof with respect to the Beneficiaries and accepts these trusts and shall hold and enforce such covenants on behalf of the Beneficiaries.

(d)

The Company agrees to waive any right it may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person asserting Claims on behalf of or in right of the Company for or in connection with the Offering except to the extent any Losses suffered by the Company are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the negligence, fraud, illegal act or wilful misconduct of such Indemnified Party.

(e)

Notwithstanding anything to the contrary contained herein, the foregoing indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such Losses to which the Indemnified Party may be subject were caused solely by the negligence, fraud, illegal act or wilful misconduct of the Indemnified Party.

(f)

The Company agrees that in case any legal proceeding shall be brought against the Company and/or the Underwriters by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or if any such commission or authority shall investigate the Company and/or the Indemnified Parties and any Indemnified Parties shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Company by the Underwriters, the Indemnified Parties shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Underwriters for time spent by the Indemnified Parties in connection therewith) and out-of-pocket expenses incurred by Indemnified Parties in connection therewith shall be paid by the Company as they occur. The Company agrees to reimburse the Underwriters for the time spent by their personnel in connection with any Claim at their normal per diem rates.

(g)	The rights to indemnification provided in this Section 33 shall be in addition to and not in derogation of any other rights which the Underwriters may have by statute or otherwise at law.

14.	Contribution

(a)

In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 33 hereof would otherwise be available in accordance with its terms but is, for any reason held to be illegal, unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate of all Losses of the nature contemplated in Section 33 hereof and suffered or incurred by the Indemnified Parties (i) in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and the Underwriters on the other hand, from the distribution of the Offered Shares, or (ii) if the allocation provided by clause (i) is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in respect of such Losses; provided that the Company shall in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any excess of such amount over the amount actually received by the Underwriters or any other Indemnified Party under this Agreement and further provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of such total Underwriters’ Fees or any portion thereof actually received by the Underwriters. However, no party who has engaged in any fraud, fraudulent misrepresentation or wilful misconduct shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation or wilful misconduct.

(b)

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same ratio as the total proceeds from the Offering of the Offered Shares (net of the Underwriters’ Fees payable to the Underwriters but before deducting expenses) received by the Company is to the Underwriters’ Fees actually received by the Underwriters. The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the matters or things referred to in Section 33 which resulted in such Claims and/or Losses relate to information supplied by or steps or actions taken or done or not taken or not done by or on behalf of the Company or to information supplied by or steps or actions taken or done or not taken or not done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 33. The amount paid or payable by an Indemnified Party as a result of the Claims and/or Losses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claims and/or Losses, whether or not resulting in an action, suit, proceeding or claim. The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this Section 34 were determined by any method of allocation which does not take into account the equitable considerations referred to in this Section 34.

(c)

If the Company may be held to be entitled to contribution from the Underwriters under the provisions of any statute or at law, the Company shall be limited to contribution in an aggregate amount not exceeding the lesser of:

(i)	the portion of the full amount of the Losses giving rise to such contribution for which the Underwriters are responsible, as determined in Section 33(a); and

(ii)	the amount of the aggregate Underwriters’ Fees actually received by the Underwriters from the Company under this Agreement.

(d)

The rights to contribution provided in this Section 34 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law.

(e)

If an Indemnified Party has reason to believe that a claim for contribution may arise, the Indemnified Party shall give the Company notice thereof in writing, but failure to so notify shall not relieve the Company of any obligation which it may have to the Indemnified Party under this Section 34 provided that the Company is not materially and adversely prejudiced by such failure, and the right of the Company to assume the defence of such Indemnified Party shall apply as set out in Section 33 hereof, mutatis mutandis.

15.	Fees and Expenses

Whether or not the purchase and sale of the Offered Shares shall be completed, all fees and expenses (including GST or HST, if applicable) of or incidental to the creation, issuance and delivery of the Offered Shares and of or incidental to all matters in connection with the transactions herein set out shall be borne by the Company including, without limitation:

(a)	all expenses of or incidental to the creation, issue, sale or distribution of the Offered Shares and the filing of the Preliminary Prospectus, the Prospectus and any Supplementary Material;

(b)	the fees and expenses of the auditors, counsel to the Company and all local counsel (including GST or HST, if and as applicable, on all of the foregoing);

(c)

all costs incurred in connection with the preparation and printing of the Preliminary Prospectus, the Prospectus and any Supplementary Material contemplated hereunder and otherwise relating to the Offering; and

(d)

the reasonable out-of-pocket expenses and fees of the Underwriters, and the reasonable fees and disbursements of the Underwriters’ counsel (subject to the maximum out-of-pocket expenses and fees, legal fees and disbursements of Underwriters’ counsel set forth in paragraph 20 of the Bid Letter, plus applicable taxes thereon), with such expenses to be paid by the Company at the Closing Time or at any other time requested by the Underwriters, provided that all fees and expenses incurred by the Underwriters, or on its behalf, pursuant to the Offering shall be payable by the Company immediately upon receiving an invoice therefor from the Underwriters whether or not the Offering is completed unless the Offering is not completed due to the fault of the Underwriters. For greater certainty, any termination of this Agreement by the Underwriters pursuant to Section 36 or 37 shall not be considered to be the non-completion of the Offering due to the fault of the Underwriters.

16.	All Terms to be Conditions

The Company agrees that the conditions contained in Section 30 will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Company and that it will use its commercially reasonable efforts to cause all such conditions to be complied with. Any breach or failure to comply with or satisfy any of the conditions set out in Section 30 shall entitle the Underwriters to terminate their obligation to purchase the Offered Shares, by written notice to that effect given to the Company at or prior to the Closing Time. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance until no later than 42 days from the date of the Final Receipt with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing.

17.	Termination by Underwriters in Certain Events

(a)	Each Underwriter shall also be entitled to terminate its obligation to purchase the Offered Shares by written notice to that effect given to the Company at or prior to the Closing Time if:

(i)

there shall be any material change in the affairs of the Company and/or its Subsidiaries, or there should be discovered any previously undisclosed material fact or information or circumstance or there should occur a change in any material fact relating to the Company and/or its Subsidiaries, including from that information disseminated by the Company through its periodic and timely disclosure documents publicly filed on the SEDAR, which in any case, in the reasonable opinion of the Underwriters (or any of them), has or would be expected to have a material adverse effect on the market price or value of the Common Shares or any other securities of the Company;

(ii)

(A) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSX or any securities regulatory authority (except for any inquiry, action, suit, proceeding, investigation or order based upon activities of the Underwriters and not upon activities of the Company) or any law or regulation is enacted or changed which in the opinion of any Underwriter, acting reasonably, could operate to prevent or materially restrict the trading of the Common Shares or any other securities of the Company or materially and adversely affects or might be expected to materially and adversely affect the market price or value of the Common Shares or any other securities of the Company or that could be reasonably expected to have a Material Adverse Effect; or (B) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which in the opinion of the Underwriters, acting reasonably, seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Company and the Subsidiaries taken as a whole;

(iii)

the Company is in breach of or any term, condition or covenant contained in this Agreement, or any condition herein is not satisfied at Closing or becomes incapable of being satisfied, or any representation or warranty given by the Company in this Agreement becomes or is false or is breached;

(iv)

any order to cease or suspend trading in any securities of the Company or prohibiting or restricting the distribution of any securities of the Company, including the Offered Shares, is made, or proceedings are announced, commenced or threatened for the making of any such order, by any Securities Commission, the TSX or any other competent authority, and has not been rescinded, revoked or withdrawn; or

(v)	any Underwriter and the Company agree in writing to terminate this Agreement in relation to such Underwriter.

(b)

If this Agreement is terminated by any of the Underwriters pursuant to Section 37(a), there shall be no further liability on the part of such Underwriter, or on the part of the Company to such Underwriter except in respect of any liability which may have arisen or may thereafter arise under Sections 33, 34 and 35.

(c)

The right of the Underwriters or any of them to terminate their respective obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Company in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this Section 37 shall not be binding upon the other Underwriter.

18.	Obligations of the Underwriters

The obligations of the Underwriters under this Agreement shall be several in all respects and not joint or joint and several. For greater certainty, the obligations of the Underwriters to purchase the Offered Shares shall be several and not joint or joint and several, and shall be limited to the percentages of the aggregate number of Offered Shares to be purchased set out opposite the names of the Underwriters respectively below:

Beacon Securities Limited	-	85%
Echelon Wealth Partners Inc.	-	15%

If an Underwriter does not complete the purchase and sale of the Offered Shares which that Underwriter has agreed to purchase under this Agreement (other than in accordance with Section 37 of this Agreement) (the “Defaulted Shares”), Beacon may delay the Closing Date for not more than three days without the prior written consent of the Company, and the remaining Underwriter (the “Continuing Underwriter”) will be entitled, at its option, to purchase all but not less than all of the Defaulted Shares. If the Continuing Underwriter does not elect to purchase the Defaulted Shares:

(a)	the Continuing Underwriter will not be obliged to purchase any of the Offered Shares;

(b)	the Company will not be obliged to sell less than all of the Offered Shares; and

(c)

the Company will be entitled to terminate its obligations under this Agreement, in which event there will be no further liability on the part of the Continuing Underwriter, or on the part of the Company except pursuant to the provisions of Sections 33, 34 and 35 of this Agreement.

19.	Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered to,

in the case of the Company, to:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia V4K 3N3

Email:               sruffini@villagefarms.com

Attention:         Stephen Ruffini

with a copy of any such notice (which shall not constitute notice to the Company) to:

Torys LLP

79 Wellington Street West, Suite 3000

Toronto, Ontario M5K 1N2

Email:               mzackheim@torys.com

Attention:         Michael Zackheim

in the case of the Underwriters, to:

Beacon Securities Limited

66 Wellington Street West, Suite 4050

TD Tower

Toronto, Ontario M5K 1H1

Email:               mmaruzzo@beaconsecurities.ca

Attention:         Mario Maruzzo, Managing Director, Investment Banking

Echelon Wealth Partners Inc.

130 King Street West, Suite 2500

Toronto, Ontario M5X 2A2

Email:               danderson@echelonpartners.com

Attention:         Dave Anderson, Head of Investment Banking

and with a copy of any such notice (which shall not constitute notice to the Underwriters) to:

Fasken Martineau DuMoulin LLP

Suite 2400 - 333 Bay Street

Box 20 Bay Adelaide Centre

Toronto, Ontario M5H 2T6

Fax:                  jsabetti@fasken.com

Attention:         John M. Sabetti

The Company and the Underwriters may change their respective addresses for notice by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, shall be given by email and shall be deemed to have been given when: (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; and (ii) in the case of a notice delivered or given by email prior to 5:00 p.m. (Eastern time), on the date that it is sent, and thereafter, on the first Business Day following the day on which it is sent.

20.	Miscellaneous

(a)

Except with respect to Sections 33, 34, 37 and 38, all transactions and notices on behalf of the Underwriters hereunder or contemplated hereby may be carried out or given on behalf of the Underwriters by Beacon and Beacon shall in good faith discuss with the other Underwriter the nature of any such transactions and notices prior to giving effect thereto or the delivery thereof, as the case may be.

(b)

This Agreement shall enure to the benefit of, and shall be binding upon, the Underwriters and the Company and their respective successors and legal representatives, provided that no party may assign this Agreement or any rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party.

(c)

This Agreement, including all schedules to this Agreement, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. This Agreement may only be amended, supplemented, or otherwise modified by written agreement signed by all of the parties.

(d)

The Company acknowledges and agrees that: (i) the purchase and sale of the Offered Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other; (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favour of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is concurrently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; and (iv) the Company has consulted its own legal and financial advisors to the extent they deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

(e)

The Company acknowledges that each of the Underwriters is a securities firm that is engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services, which may involve services provided to other companies engaged in businesses similar or competitive to the business of the Company and that the Underwriters shall have no obligation to disclose such activities and services to the Company. The Company acknowledges and agrees that in connection with all aspects of the engagement contemplated hereby, and any communications in connection therewith, the Company, on the one hand, and the Underwriters and any of their respective affiliates through which they may be acting, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Underwriters or such affiliates, and each party hereto agrees that no such duty will be deemed to have arisen in connection with any such transactions or communications. The Company acknowledges and agrees that it waives, to the fullest extent permitted by law, any claims the Company and its affiliates may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or any of its affiliates in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company. Information which is held elsewhere within any of the Underwriters, but of which none of the individuals in the investment banking department or division of any of the Underwriters involved in providing the services contemplated by this Agreement actually has knowledge (or without breach of internal procedures can properly obtain) will not for any purpose be taken into account in determining any of the responsibilities of the Underwriters to the Company under this Agreement.

(f)

The Company acknowledges that Beacon is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and financial advisory services and that in the ordinary course of its trading and brokerage activities, Beacon and/or any of its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities of the Company or any other company that may be involved in a transaction or related derivative securities.

(g)

Neither the Company nor any of Underwriters shall make any public announcement in connection with the Offering, except if the other party has consented to such announcement or the announcement is required by applicable laws or stock exchange rules. In such event, the party proposing to make the announcement will provide the other party with a reasonable opportunity, in the circumstances, to review a draft of the proposed announcement and to provide comments thereon.

(h)

No waiver of any provision of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the party to be bound by the waiver. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right it may have.

(i)

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

(j)

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and the parties submit to the non-exclusive jurisdiction of the courts of the Province of Ontario.

(k)	Time shall be of the essence hereof and, following any waiver or indulgence by any party, time shall again be of the essence hereof.

(l)

The words, “hereunder”, “hereof” and similar phrases mean and refer to the Agreement formed as a result of the acceptance by the Company of this offer by the Underwriters to purchase the Offered Shares.

(m)

All warranties, representations, covenants and agreements of the Company herein contained or contained in any Ancillary Document (including those related to indemnification and contribution) shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect for the benefit of the Underwriters regardless of the Closing of the sale of the Offered Shares, any subsequent disposition of the Offered Shares by the Underwriters or the termination of the Underwriters’ obligations under this Agreement and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in accordance with the preparation of the Preliminary Prospectus, the Prospectus or any Supplementary Material or the distribution of the Offered Shares or otherwise, and the Company agrees that the Underwriters shall not be presumed to know of the existence of a claim against the Company under this Agreement or any Ancillary Document or in connection with the purchase and sale of the Offered Shares as a result of any investigation made by or on behalf of the Underwriters in accordance with the preparation of the Preliminary Prospectus, the Prospectus or any Supplementary Material or the distribution of the Offered Shares or otherwise.

(n)

Each of the parties hereto shall be entitled to rely on delivery of a facsimile or portable document format copy of this Agreement and acceptance by each such party of any such facsimile or portable document format copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

(o)

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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If this letter accurately reflects the terms of the transactions which we are to enter into and are agreed to by you, please communicate your acceptance by executing the enclosed copies of this letter where indicated and returning them to us.

Yours very truly,

BEACON SECURITIES LIMITED

By:	<Mario Maruzzo>
Name:	Mario Maruzzo
Title:	Managing Director, Investment Banking

ECHELON WEALTH PARTNERS INC.

By:	<David Anderson>
Name:	David Anderson
Title:	Head of Investment Banking

Accepted and agreed to by the undersigned as of the date of this letter first written above.

VILLAGE FARMS INTERNATIONAL, INC.

By:	<Stephen C. Ruffini>
Name:	Stephen C. Ruffini
Title:	Executive Vice President and Chief Financial Officer